SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         MICHIGAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                     [LOGO] MICHIGAN FINANCIAL CORPORATION

                           101 WEST WASHINGTON STREET
                           MARQUETTE, MICHIGAN 49855




                                                                  March 22, 1999






To the Stockholders:


The 1999 Annual Meeting of Stockholders will be held at the Holiday Inn, U.S. Highway 41 West, Marquette, Michigan, on Tuesday, April 27, 1999 at 1:30 p.m., local time, in accordance with provisions of the bylaws. The formal notice and accompanying proxy statement describe the matters to be acted upon at the meeting.


A copy of the Corporation's Annual Report for the year 1998 is enclosed.


You are cordially invited to attend the meeting. It is important that your shares be represented, regardless of the number you own. WE REQUEST THAT YOU PROMPTLY EXERCISE YOUR PROXY. AS AN ALTERNATIVE TO RETURNING YOUR PROXY CARD BY MAIL, THIS YEAR FOR THE FIRST TIME YOU MAY EXERCISE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET. PLEASE REFER TO THE ENCLOSED CARD FOR SPECIFIC INSTRUCTIONS.



                                        Sincerely yours,


                                        /s/ HOWARD L. COHODAS
                                        HOWARD L. COHODAS
                                        CHAIRMAN

                     [LOGO] MICHIGAN FINANCIAL CORPORATION

                           101 WEST WASHINGTON STREET
                           MARQUETTE, MICHIGAN 49855




                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




The Annual Meeting of Stockholders of Michigan Financial Corporation will be held at the Holiday Inn, U.S. Highway 41 West, Marquette, Michigan, on Tuesday, April 27, 1999 at 1:30 p.m., local time, for the following purposes:


  1. To elect fourteen (14) directors to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.


  2. To transact such other business as may properly come before the meeting or any adjournment thereof.


Only stockholders of record as shown on the transfer books of the Corporation at the close of business on March 1, 1999 are entitled to notice of and to vote at the meeting or any adjournment thereof. Stockholders are encouraged to promptly exercise their proxy.



                                        By Order of the Board of Directors


                                        /s/ KENNETH F. BECK
                                        KENNETH F. BECK
                                        SECRETARY

March 22, 1999

                        MICHIGAN FINANCIAL CORPORATION
                           101 WEST WASHINGTON STREET
                           MARQUETTE, MICHIGAN 49855


                              ------------------
                                PROXY STATEMENT
                              ------------------
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Michigan Financial Corporation, 101 West Washington Street, Marquette, Michigan 49855 (the "Corporation"), of proxies for use at the Annual Meeting of Stockholders of the Corporation to be held at the Holiday Inn, U.S. Highway 41 West, Marquette, Michigan, on Tuesday, April 27, 1999, at
1:30 p.m., local time, and any adjournment thereof .

This Proxy Statement has been mailed on or about March 22, 1999, to all holders of common stock of the Corporation as of the record date.

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, officers and regular employees of some or all of the Corporation's subsidiary banks may solicit proxies by telephone or in person.


VOTING AT THE MEETING
The Board of Directors of the Corporation has fixed the close of business on March 1, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof . The Corporation has only one class of common stock and no preferred stock. There are 6,173,268 shares of common stock of the Corporation outstanding as of March 1, 1999. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. If the enclosed proxy is exercised, it nevertheless may be revoked at any time before it is exercised at the meeting. Shares may not be voted cumulatively.


ELECTION OF DIRECTORS
The following fourteen (14) nominees are proposed to be elected at the meeting to serve until the next annual meeting and until their successors shall be elected and have qualified. All nominees are currently directors of the Corporation. The directors' terms expire as of the annual meeting. A majority of votes cast at the meeting is necessary for election.

In the event that any nominees shall be unable to serve, which is not now contemplated, the proxy holders may vote for a substitute nominee. Proxies will be voted in favor of the nominees unless authority to do so is withheld.


                                                                                       DIRECTOR
NAME                    AGE                    PRINCIPAL OCCUPATION                     SINCE
--------------------   -----   ----------------------------------------------------   ---------
Alfred J. Angeli        48     Chairman, Angeli Foods Company                           1992

Kenneth F. Beck         61     Senior Vice President, Treasurer, and Secretary;         1986
                               Michigan Financial Corporation

Gary L. Butryn          52     Vice President -- Operations, Mead Paper Division,       1991
                               Mead Corporation

Willard M. Carne        66     Owner, Carne's Amoco Service                             1985

Howard L. Cohodas       54     Chairman and President, Michigan Financial               1974
                               Corporation

Willard L. Cohodas      84     Executive Vice President, Cohodas Bros. Co. of           1972
                               Michigan, Real Estate and Investments

                                                                                       DIRECTOR
NAME                    AGE                     PRINCIPAL OCCUPATION                    SINCE
---------------------   -----   ---------------------------------------------------   ---------
Clarence R. Fisher       59     President and Chief Executive Officer, Upper            1994
                                Peninsula Power Company

Hugh C. Higley, Jr.      53     Senior Vice President, Interstate Welding Sales         1987
                                Corporation

David Holli              61     President, Holli Forest Products, Inc.                  1988

Daniel H. Lori           52     Owner, D N Lori Associates, Inc. Office Equipment       1991
                                Sales and Services

Wayne Nasi               50     President, Wayne Nasi Construction Co., Inc.            1997

Fred M. Saigh            78     Chairman, First National Underwriters, Inc.             1986

James L. Smith           59     President, MFC First National Bank, Escanaba            1980

William C. Verrette      59     Chairman and President, Champion, Inc.,                 1998
                                Construction, Ready Mix Concrete Production, and
                                Equipment Supply and Distribution

For the previous five years, all nominees have either been engaged in the principal occupations specified above or in other executive positions with their respective organizations. Directors Beck, H. Cohodas, and Smith have been principally employed by the Corporation or a subsidiary bank during the previous five years.

Willard L. Cohodas is an uncle of Howard L. Cohodas.

The Board of Directors held four regularly scheduled meetings in 1998. Each director attended 75% or more of the total number of meetings held during 1998 by the Board of Directors or committees thereof on which the director served, except for Mr. Angeli, who attended 67% of the meetings.



                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                         VOTE FOR EACH OF THE NOMINEES

COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors of the Corporation has an Audit Committee comprised of directors Carne, Fisher, Holli, Nasi, and Verrette. This Committee held four meetings in 1998. The Committee is responsible for the recommendation of an independent accounting firm to be engaged for the external audit, directing and supervising investigations into matters relating to audit functions, reviewing with independent auditors the plan and results of the external audit, the establishment and continued supervision of internal auditing procedures, reviewing the degree of independence of the auditors, and reviewing the adequacy of internal accounting controls.

The Corporation does not have Compensation or Nominating Committees. The Corporation has a Personnel Committee comprised of directors Butryn, Fisher, Higley, and Holli, which performs functions similar to those of a Compensation Committee. This Committee held two meetings in 1998. The Committee is responsible for reviewing the annual compensation of the officers of the Corporation and the chief executive officers of the member banks and making recommendations to the Board of Directors.

                    MANAGEMENT REMUNERATION AND TRANSACTIONS

REMUNERATION
The following table sets forth compensation for the three years ended December 31, 1998 of the chief executive officer and of each executive officer whose total remuneration exceeded $100,000, paid or expensed by the Corporation or its subsidiaries, during calendar year 1998.


                           SUMMARY COMPENSATION TABLE



                                                                                 LONG TERM
                                                 ANNUAL COMPENSATION        COMPENSATION AWARDS
                                                 -------------------        -------------------
                                                                           SECURITIES UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR      SALARY       BONUS(1)         OPTIONS #(2)         COMPENSATION(3)
-----------------------------------   ------   ------------------------   ----------------------   ----------------
Howard L. Cohodas                     1998      $199,285      $77,056              8,400                $3,563
Chief Executive Officer               1997       190,192       71,366                  0                 3,069
                                      1996       181,138       67,602              8,820                 2,067

Kenneth F. Beck                       1998       109,831       42,535              5,250                 3,497
Chief Financial Officer               1997       104,969       39,625                  0                 3,069
                                      1996       100,755       38,723              5,513                 2,419

Ward L. Rantala                       1998        85,369       32,912              4,200                 2,606
Vice President -- Human Resources     1997        81,223       30,443                  0                 2,322
                                      1996        76,823       29,360              4,410                 1,761

------------------
(1) Consists of awards paid as determined under the Executive Incentive Plan described on page 5.

(2) Granted pursuant to the Michigan Financial Corporation Stock Option Plan described on page 6.

(3) Consists of employer contributions to the Employee Savings and Stock Ownership Plan.


The following table presents information about option grants to the named executive officers for the year ended December 31, 1998. All options granted to the named executive officers were granted pursuant to the Michigan Financial Corporation Stock Option Plan.


                       OPTION GRANTS IN LAST FISCAL YEAR


                                               INDIVIDUAL GRANTS
                    ------------------------------------------------------------------------
                                                                                                 POTENTIAL REALIZABLE
                      NUMBER OF                                                                   VALUE AT ASSUMED ANNUAL
                     SECURITIES                                                                    RATES OF STOCK PRICE
                     UNDERLYING     PERCENT OF TOTAL                                                 APPRECIATION FOR
                       OPTIONS      OPTIONS GRANTED                                                     OPTION TERM
                       GRANTED        TO EMPLOYEES      EXERCISE PRICE        EXPIRATION       ----------------------------
NAME                      #          IN FISCAL YEAR        PER SHARE             DATE               5%           10%
------------------- ------------   -----------------   ----------------   ------------------   -----------   -----------
Howard L. Cohodas      8,400              16.7%            $  27.14       January 23, 2008     $143,373      $363,335
Kenneth F. Beck        5,250              10.4                27.14       January 23, 2008       89,608       227,084
Ward L. Rantala        4,200               8.3                27.14       January 23, 2008       71,686       181,668

The following table presents information about option exercises by the named executive officers for the year ended December 31, 1998 and options held by each of them at year end.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR END OPTION VALUES


                                                             NUMBER OF
                                                       SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                            UNEXERCISED                  IN-THE-MONEY OPTIONS
                          SHARES                        OPTIONS AT YEAR END                  AT YEAR END
                       ACQUIRED ON      VALUE                    #                                $
                         EXERCISE      REALIZED   -------------------------------   ------------------------------
NAME                        #             $        EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------   -------------   ---------   -------------   ---------------   -------------   --------------
Howard L. Cohodas         N/A            N/A         17,640           17,220           $223,852        $171,578
Kenneth F. Beck           N/A            N/A         11,026           10,763            139,920         107,243
Ward L. Rantala           N/A            N/A          8,820            8,610            111,926          85,789

PENSION PLAN
The Corporation has a qualified defined benefit pension plan covering all corporate and subsidiary bank employees who have at least one year of service and have attained age 21. Retirement benefits are substantially dependent upon the years of credited service and salary of each plan participant. The following table sets forth estimated annual benefits payable to persons retiring at age 65 in 1999 in specified remuneration and years-of-service classifications. At December 31, 1998 Mr. H. Cohodas had 28 years of service under the plan, Mr. Beck 20 years, and Mr. Rantala 28 years. The benefit amounts listed in the table are not subject to reduction for social security benefits or other amounts.


                                    ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED
  HIGHEST CONSECUTIVE 5 YEAR    -----------------------------------------------------
     AVERAGE REMUNERATION        15 YRS.     20 YRS.     25 YRS.     30 YRS. AND OVER
-----------------------------   ---------   ---------   ---------   -----------------
     $100,000                    $26,901     $35,868     $44,834         $53,801
      150,000                     41,901      55,868      69,834          83,801
      200,000 and over            44,901      59,868      74,834          89,801

             PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY
The Corporation applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Corporation result from the coordinated efforts of all individuals working toward common objectives. The Corporation strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Corporation to attract, retain and reward executive officers who contribute to the long-term success of the Corporation. The Corporation's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Corporation:

o THE CORPORATION PAYS COMPETITIVELY.
The Corporation is committed to providing a pay program that helps attract and retain qualified industry professionals. To ensure that pay is competitive, the Corporation compares its pay practices annually with peer group financial institutions and establishes its pay parameters based on this review.

o THE CORPORATION PAYS FOR RELATIVE SUSTAINED PERFORMANCE.
Executive officers are rewarded based upon corporate performance, subsidiary bank performance and individual performance. Corporate performance and subsidiary bank performance are evaluated by reviewing the extent to which strategic and business plan goals are met. Individual performance is evaluated by reviewing organizational and management objectives, and the degree to which teamwork and corporate values are fostered.

o THE CORPORATION STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY.
The Corporation applies its compensation philosophy system-wide. The Corporation strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives.

o THE CORPORATION BELIEVES EMPLOYEES SHOULD UNDERSTAND THE PERFORMANCE EVALUATION AND PAY ADMINISTRATION PROCESS.
The evaluating manager gives the employee ongoing feedback on performance.


BASE SALARIES
Base salaries for new management employees are established initially by evaluating the responsibilities of the position and the experience of the individuals relative to salaries for comparable positions at comparable companies within the banking industry.

Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Corporation, the performance of the executive, and any change in the executive's responsibilities. Salary adjustments are determined and normally made on a 12 month cycle. Compensation has been and will continue to be tax deductible.

ANNUAL BONUSES
The Corporation has an executive incentive plan in which members of management selected by the Personnel Committee participate. The plan, which is administered by the Committee, annually may award to senior management (including Mr. H. Cohodas, Mr. Beck, and Mr. Rantala) up to 30% of an executive's base salary, to be paid out over a three year measurement period. In years prior to 1998, a maximum of 40% of an executive's base salary could be awarded. Up to 20% may be earned during the first year of the period and up to 5% in each of the next two years. In years prior to 1998, the respective amounts could have been up to 20% and 10%. The amounts of these cash awards are determined based upon a combination of the level of achievement by the Corporation of its strategic and operating goals and the level of achievement of individual operating unit objectives. Awards are determined annually after the close of each fiscal year. Failure to achieve the objectives in any plan year not only results in no payment of the current year incentive but also terminates any accrued incentives from prior periods.

STOCK OPTION PLAN
In 1994 the Corporation adopted a stock option plan for the Corporation's key employees in order to foster alignment of the interests of the named executive officers and certain other members of senior management with stockholder interests. This plan is administered by the Personnel Committee.

The plan provides that stock options may be granted to individuals who are in positions to most significantly influence the longer-term performance of the Corporation. The size of stock option grants is based primarily on competitive practice and is generally targeted to be consistent with peer group financial institutions. However, the size of stock option awards can be adjusted upward or downward based on a subjective evaluation of individual contributions and potential. The Committee's objective is to deliver a competitive award opportunity, based on the aggregate exercise price of the shares subject to the option. As a result, the number of shares underlying stock option awards varies and is dependent on the stock price on the date of grant.

Options are granted at the then current fair market value, and the future value to be realized from options granted under the plan is dependent upon the extent to which the Corporation's performance is reflected in the market price of its common stock at the time the options are exercised in the future. The date of exercise, and, thus the time period within which value may be realized and the relationship of that value to the Corporation's performance, will be determined by the individual option holder. The plan does not permit the adjustment of the exercise price, except to recognize changes in capitalization, such as stock splits and dividends, following the option grant.

The Committee has been advised that compensation arising from the exercise of outstanding stock options as well as options to be granted under the plan will be deductible for Federal income tax purposes.

CHIEF EXECUTIVE OFFICER COMPENSATION
Specifically with regard to the compensation of Mr. H. Cohodas, the Corporation's chief executive officer since 1989, the Personnel Committee undertook the same evaluation set forth above with respect to officers generally. As with the other corporate officers, Mr. Cohodas's compensation (both base salary and incentive bonus) has been increased in recent years as profitability and overall performance of the Corporation also increased.

By the Personnel Committee: Gary L. Butryn, Chairman, Clarence R. Fisher, Hugh
C. Higley, Jr., David Holli.


REMUNERATION OF DIRECTORS
Directors of the Corporation who are not employees of the Corporation or its subsidiaries are paid $750 quarterly plus $925 per meeting of the Board of Directors attended and $325 per committee meeting attended.

TRANSACTIONS WITH MANAGEMENT
Some of the directors and officers of the Corporation and the companies with which they are associated were customers of, and had banking transactions with, some of the Corporation's subsidiary banks in the ordinary course of business during 1998. In the opinion of management, all loans and commitments to loan included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

                               PERFORMANCE GRAPH

The graph below compares the performance of Michigan Financial Corporation Common Stock to the Nasdaq Market Index and the Media General Index, respectively, over the five year period ended December 31, 1998. The graph assumes that the value of an investment in MFC and each index was $100 at January 1, 1994 and that all dividends were reinvested on a quarterly basis.



                                    [GRAPH]



(1)The Media General Index is compiled by Media General Financial Services, a financial data publisher. The index is composed of 68 Nasdaq banks and bank holding companies located in the East North Central Region.



                   COMPARISON OF CUMULATIVE TOTAL RETURN OF
                   COMPANY, INDUSTRY INDEX AND BROAD MARKET


                                                                  FISCAL YEAR ENDING
                                    -------------------------------------------------------------------------------
                                    1993          1994          1995          1996          1997          1998
                                    ----          ----          ----          ----          ----          ----
 MFC                                 100         140.73        215.61        187.40        268.87        310.74
---------------------------------   ----         ------        ------        ------        ------        ------
 INDUSTRY INDEX (MEDIA GENERAL)      100          99.02        144.12        192.54        328.65        364.62
---------------------------------   ----         ------        ------        ------        ------        ------
 BROAD MARKET (NASDAQ)               100         104.99        136.18        169.23        207.00        291.96


                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 1, 1999 as to common stock of the Corporation owned of record or beneficially owned by each person who owned more than 5% of the common stock, no par value, of the Corporation.


                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                            -----------------------------------------------------
                             SOLE VOTING       SHARED VOTING       TOTAL SHARES
                             & INVESTMENT      & INVESTMENT        BENEFICIALLY          PERCENT
NAME & ADDRESS                  POWER              POWER           OWNED (NOTE)      OF CLASS (NOTE)
-------------------------   -------------   ------------------   ----------------   ----------------
Howard L. Cohodas              236,864           1,190,324(1)       1,427,188              23.1%
 Marquette, Michigan

MFC First National Bank        520,542             473,912            994,454(2)           16.1
 Marquette, Michigan

Willard L. and Lois W.                             920,982(3)         920,982              14.9
 (wife) Cohodas
 Marquette, Michigan

Lawrence C. Frank              228,292             657,649(4)         885,941              14.4
 Yakima, Washington

Paul E. Oberman                 20,176             467,261(5)         487,437               7.9
 Englewood, Colorado

Sylvia Cohodas                                     462,785(6)         462,785               7.5
 Longboat Key, Florida


------------------

NOTE-THE ACTUAL TOTAL NUMBER OF SHARES OVER WHICH THE PERSONS NAMED IN THE
     ABOVE TABLE HAVE VOTING AND/OR INVESTMENT POWER IS 3,137,400, WHICH REPRESENTS 50.8% OF THE TOTAL OUTSTANDING SHARES; OF THIS TOTAL, COHODAS FAMILY MEMBERS NAMED IN THE TABLE HAVE VOTING AND/OR INVESTMENT POWER OVER 2,146,275 SHARES OR 34.8% OF THE TOTAL OUTSTANDING SHARES.

(1) Includes 424,571 shares with shared voting power included in a voting agreement with Willard L. Cohodas of Marquette, Michigan and Lawrence C. Frank of Yakima, Washington, and 456,418 shares with sole voting power pursuant to a voting agreement under (6) below.

(2) Consists of 184,014 shares under the MFC Employee Savings and Stock Ownership Plan, 154,155 shares held for one member of the Cohodas family not shown in the table above, and 656,285 shares held by trusts or in similar accounts for 232 customers other than members of the Cohodas family.

(3) Includes 266,691 shares owned but included in a voting agreement under (5) below and 424,571 shares with shared voting power included in a voting agreement with Howard L. Cohodas of Marquette, Michigan and Lawrence C. Frank of Yakima, Washington.

(4) Includes 424,571 shares with shared voting power included in a voting agreement with Howard L. Cohodas and Willard L. Cohodas of Marquette, Michigan.

(5) Consists exclusively of shares with sole voting power pursuant to a voting agreement involving Willard L. Cohodas and Lois W. Cohodas of Marquette, Michigan, Nancy C. Oberman and Paul E. Oberman of Englewood, Colorado; and Lynn C. Stahl and Sam Stahl of San Antonio, Texas.

(6) Consists of 456,418 shares owned but included in a voting agreement with Howard L. Cohodas of Marquette, Michigan and 6,367 shares included in a voting agreement between Howard L. Cohodas and Willard L. Cohodas of Marquette, Michigan, and Lawrence C. Frank of Yakima, Washington.

The following table sets forth certain information as of March 1, 1999 as to the common stock, no par value, of the Corporation owned beneficially by each nominee, the named executive officers, and by all nominees and named executive officers of the Corporation as a group.


                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                          ---------------------------------------------------
                           SOLE VOTING       SHARED VOTING      TOTAL SHARES
                           & INVESTMENT      & INVESTMENT       BENEFICIALLY     PERCENT
NAME                         POWER(1)            POWER              OWNED        OF CLASS
-----------------------   -------------   ------------------   --------------   ---------
Alfred J. Angeli               6,232               1,396              7,628            *

Kenneth F. Beck               15,295              12,100             27,395            *

Gary L. Butryn                   220                 661                881            *

Willard M. Carne                 257              17,075             17,332           *

Howard L. Cohodas            236,864           1,190,324(2)       1,427,188        23.1%

Willard L. Cohodas                               920,982(3)         920,982        14.9%

Clarence R. Fisher               692               1,544              2,236           *

Hugh C. Higley, Jr.            1,426                                  1,426           *

David Holli                    2,485               1,211              3,696           *

Daniel H. Lori                                     7,785              7,785           *

Wayne Nasi                       220               1,882              2,102           *

Ward L. Rantala                2,576                 855              3,431           *

Fred M. Saigh                                     24,529             24,529           *

James L. Smith                 2,954               1,347              4,301           *

William C. Verrette                                1,890              1,890           *

All Directors and
 Executive Officers as
 a Group (15 persons)        269,221           1,470,057          1,739,278        28.2%


------------------
(1) Includes shares vested in the Employee Savings and Stock Ownership Plan for participating employees.

(2) See note 1 on page 8 for additional information regarding the share ownership of Mr. H. Cohodas.

(3) See note 3 on page 8 for additional information regarding the share ownership of Mr. W. Cohodas.

*Less than 1% of the class outstanding.



           SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of the Corporation's common stock are required to report, within specified monthly and annual due dates, their initial ownership of the Corporation's common stock and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Corporation's directors, all officers subject to the reporting requirements and each beneficial owner of more than ten percent of the Corporation's common stock satisfied such filing requirements in full. The foregoing is based upon reports furnished to the Corporation and written representations and information provided to the Corporation by the persons required to make such filings.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Board of Directors of the Corporation appointed the firm of Crowe, Chizek and Company, certified public accountants, as auditors for the Corporation and its subsidiaries for 1998. As of this date, auditors have not yet been appointed for 1999. The Audit Committee has not completed its review of audit costs for 1998 and has not recommended auditors for 1999 to the Board of Directors.

A representative of Crowe, Chizek and Company is expected to be present at the annual meeting of stockholders, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.


                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Any proposals which stockholders of the Corporation intend to present at the next annual meeting of the Corporation must be received by November 22, 1999 for inclusion in the Corporation's proxy statement and proxy form for that meeting.


                                 OTHER MATTERS

As of the date of the proxy statement, the Board of Directors knows of no other matters to be brought before the meeting. However, if any other matter should be presented upon which a vote properly may be taken, the proxy holders will act in accordance with their best judgment.



                                        By Order of the Board of Directors


                                        /s/ KENNETH F. BECK
                                        KENNETH F. BECK
                                        SECRETARY


March 22, 1999

                     [LOGO] MICHIGAN FINANCIAL CORPORATION

Dear Stockholder:

    On the reverse side of this card are instructions on how to vote your Michigan Financial Corporation shares for the first time by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient and efficient.

    Thank you for your attention to these matters.

MICHIGAN FINANCIAL CORPORATION

--------------------------------------------------------------------------------

[LOGO]
MICHIGAN FINANCIAL CORPORATION
101 WEST WASHINGTON STREET
MARQUETTE, MICHIGAN 49855
                                                                         PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 27, 1999.

The shares of stock held on record by you on March 1, 1999 will be voted as you specify on the reverse.

By signing the proxy, you revoke all prior proxies and appoint James F. Duranceau, Ronald P. Maki, and Linda Olgren, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                     SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                           COMPANY #
                                                           CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK * * * EASY * * * IMMEDIATE

* Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

*  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/MFCB/ -- QUICK * * * EASY * * * IMMEDIATE

*  Use the Internet to vote your proxy 24 hours a day, 7 days a week.

* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Michigan Financial Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD


                               PLEASE DETACH HERE



             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of directors:
01 A. Angeli        06 W. Cohodas            11 W. Nasi
02 K. Beck          07 C. Fisher             12 F. Saigh
03 G. Butryn        08 H. Higley, Jr.        13 J. Smith
04 W. Carne         09 D. Holli              14 W. Verrette
05 H. Cohodas       10 D. Lori



                               [ ] Vote FOR                  [ ] Vote WITHHELD
                               all nominees                  from all nominees


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                   ---------------------------
                                                  |                            |
                                                  |                            |
                                                   ---------------------------


2. The Proxies are also authorized to vote upon such other business as may properly come before the meeting, which the Board of Directors did not know a reasonable time before the solicitation of the proxy, was to be presented at the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box [ ]
Indicate changes below:

                                                      Date _____________________

                                                   ---------------------------
                                                  |                            |
                                                  |                            |
                                                   ---------------------------
                                                  Signature(s) in Box
                                                  Please sign exactly as your
                                                  name(s) appear on Proxy. If
                                                  held in joint tenancy, all
                                                  persons must sign. Trustees,
                                                  administrators, etc., should
                                                  include title and authority.
                                                  Corporations should provide
                                                  full name or corporation and
                                                  title of authorized officer
                                                  signing the proxy.